Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES FIRST QUARTER 2015 RESULTS

First Quarter 2015 Highlights

•                  Cash available for distribution (“CAD”) of $0.20 per share.

•                  First quarter 2015 cash dividend of $0.10 per common share.

•                  Raised $1.3 billion of equity for NorthStar Realty (NYSE: NRF).

•                  Raised $456 million of capital in the non-traded REITs year-to-date 2015, including $329 million in the first quarter.

•                  Announced Board of Directors has authorized the repurchase of up to $400 million shares of common stock.

•                  Total assets of managed companies as of March 31, 2015 of approximately $23.8 billion, including investments under contract or acquired subsequent to the first quarter 2015.

NEW YORK, NY, May 8, 2015 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the first quarter ended March 31, 2015.

First Quarter 2015 Results

NSAM reported CAD for the first quarter 2015 of $38.8 million, or $0.20 per share. Net income to common stockholders for the first quarter 2015 was $21.8 million, or $0.11 per diluted share.

For more information and a reconciliation of CAD to net income (loss) to common stockholders, please refer to the tables on the following pages.

David T. Hamamoto, Chairman and Chief Executive Officer, commented, “NSAM began 2015 with continued substantial growth in our fee earning asset base with $1.3 billion of common equity raised at NorthStar Realty and over $450 million of capital raised in our non-traded REITs, bringing total equity raised to $4.4 billion in just ten months since our listing.  While we are pleased with our capital raising and with our pipeline of external growth initiatives, NSAM’s first quarter CAD does not reflect the full earnings power of our business.  Based only on capital raised to date and investments of managed companies already closed or in execution, we expect second quarter fees from our managed companies to be approximately $30 million higher than in the first quarter. Furthermore, Griffin-American Healthcare REIT III, Inc. had un-invested cash of over $1 billion at the end of the first quarter, and NSAM will receive its proportionate share of all fees generated through its 45% ownership interest in its co-sponsor, American Healthcare Investors, LLC.”

Mr. Hamamoto continued, “I am also pleased to announce that we anticipate filing in the next few months a registration statement for a new $3.0 billion closed-end credit fund co-sponsored with Och-Ziff Capital Management Group, LLC. We believe that our product offerings and managed vehicles are in their infancy and look forward to substantial growth in the months and years ahead.”

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base asset management fee of $45.3 million earned during the first quarter 2015.

•                  Incentive fee of $2.9 million earned during the first quarter 2015.

•                  $1.3 billion of NorthStar Realty common equity issued related to the forward sale agreement NorthStar Realty entered into with Deutsche Bank Securities Inc. in March 2015.

Annual Base Management Fee Calculation:

$ in millions

Annual Base Management Fee as of March 31, 2015	$188.0
12.5 million shares subsequent to March 31, 2015 from the Forward Sale Agreement	3.3
May 6, 2015 Annual Base Management Fee	191.3

Remaining 32.3 million shares pursuant to the Forward Sale Agreement	8.5
Remaining exchangeable note conversion shares	0.7
Pro forma Annual Base Management Fee	$200.5

Non-Traded REITs

•                  Total aggregate asset management and other fees of $13.1 million earned during the first quarter 2015.

•                  Cash available for investment of $634 million as of March 31, 2015.

•                  Total capital raised during the first quarter 2015 of $329 million.

•                  NorthStar Healthcare’s registration statement on Form S-11 related to its follow-on offering of up to $700 million was declared effective by the SEC in February 2015.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM owns an approximately 45% ownership interest, has completed its offering and raised $1.9 billion of total capital.

•                  Cash available for investment of over $1 billion as of March 31, 2015.

Non-Traded REIT Summary Financial Information:

(amounts in millions)

	NorthStar Income	NorthStar Healthcare	NorthStar Income II	Total
Capital Raising Status	Completed July 2013	Completed Initial Offering in January 2015, Follow-On Offering Declared Effective in February 2015	Active

Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt

Offering Size	$1.1 billion(1)	$1.8 billion(1)	$1.65 billion(1)	$4.55 billion

Capital Raised

Q1 2015	$10.7	$138.5	$179.5	$328.7
Year-to-date through 5-6-15	18.0	185.8	252.2	456.0
Inception-to-date through 5-6-15	1,206.2	1,162.1	560.2	2,928.5

Investments(2)

During Q1 2015	$—	$—	$86.8	$86.8
As of 3-31-15	2,073.3	1,097.7	588.3	3,759.3
Cash as of 3-31-15	42.2	466.0	125.6	633.8

Fees earned during the first quarter

Asset management fees	$6.4	$2.7	$1.7	$10.8
Acquisition fees	—	0.2	0.8	1.0
Disposition fees	1.0	—	0.3	1.3
Total fees	$7.4	$2.9	$2.8	$13.1

(1)         Represents amounts of shares registered to offer pursuant to each company’s public offering and includes the follow-on public offering for NorthStar Healthcare.

(2)         Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

NorthStar Realty Securities, Broker Dealer

•                  Net selling commission of $2.2 million earned during the first quarter 2015.

New Products

•                  In February 2015, the registration statement on Form S-11 related to the $2 billion initial public offering by NorthStar/RXR New York Metro, a non-traded REIT focused on commercial real estate in the New York tri-state area and co-sponsored by NSAM and RXR Realty LLC, was declared effective by the SEC. This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1 billion non-traded business development company, NorthStar Corporate Income, Inc., which would diversify NSAM’s retail products into the corporate lending business. This information does not constitute an offer of any securities for sale.

NSAM Investments

•                  In January 2015, NSAM acquired an approximate 45% interest in Island Hospitality (“Island”) for $33 million in cash and $5 million of NSAM stock (subject to certain lock-up and vesting restrictions). Island currently manages 149 hotel properties and has long standing industry relationships with major franchisors including Marriott, Hilton, Hyatt and Starwood.

Liquidity, Financing and Capital Markets Highlights

•                  As of May 6, 2015, unrestricted cash was approximately $98 million.

•                  On February 26, 2015, NorthStar Realty announced that its Board of Directors unanimously approved a plan to spin-off its European real estate business into a newly-formed publicly-traded REIT, NorthStar Realty Europe Corp., or NRE, expected to be initially listed on the NYSE.  Currently, NorthStar Realty has acquired approximately $2 billion of European real estate (excluding European healthcare assets) comprised of 49 properties spanning across some of Europe’s top markets that will be contributed to NRE upon the completion of the proposed European spin-off. NSAM will manage NRE pursuant to a long-term management agreement substantially consistent with NorthStar Realty’s existing management agreement with NSAM. The proposed spin-off is expected to be completed in the second half of 2015. For further details related to the spin-off, please refer to the Investor Presentation posted on NorthStar Realty’s website, www.nrfc.com.

Stockholders’ Equity

As of May 6, 2015, NSAM had 196.2 million total common shares, LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

In April, the Board of Directors of NSAM authorized the repurchase of up to $400 million shares of its outstanding common stock. The repurchases will occur from time to time in the open market and/or in privately negotiated transactions as market conditions permit. The authorization will expire in 12 months, unless otherwise extended by NSAM’s Board of Directors.

Earnings Conference Call

NSAM will host a conference call to discuss first quarter 2015 financial results on May 8, 2015, at 11:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, Chairman and Chief Executive Officer; Albert Tylis, President; Daniel Gilbert, Chief Investment and Operating Officer; and Debra Hess, Chief Financial Officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-500-0920, or for international callers, by dialing 719-457-2665, and using passcode 9155707.

A replay of the call will be available two hours after the call through Thursday, May 14, 2015 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 9155707.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Consolidated Statements of Operations

($ in thousands, except per share and dividend data)

(Unaudited)

	Three Months Ended March 31, (1)
	2015	2014

Revenues
Asset management and other fees, related parties(2)	$61,379	$8,669
Selling commissions and dealer manager fees, related parties	29,923	14,548
Other income	400	121
Total revenues	91,702	23,338

Expenses
Commission expense	27,695	13,560
Transaction costs	302	2,550
Other expense	711	30
General and administrative expenses
Salaries and related expense	12,145	7,936
Equity-based compensation expense	13,618	5,694
Other general and administrative expenses	6,105	1,873
Total general and administrative expenses	31,868	15,503
Total expenses	60,576	31,643
Unrealized gain (loss) on foreign exchange	(348)	—
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax (benefit) expense	30,778	(8,305)
Equity in earnings (losses) of unconsolidated ventures	(870)	—
Income (loss) before income tax (benefit) expense	29,908	(8,305)
Income tax (benefit) expense	7,938	—
Net income (loss)	21,970	(8,305)
Net (income) loss attributable to non-controlling interests	(202)	—
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$21,768	$(8,305)

Earnings (loss) per share:
Basic	$0.11	$(0.04)
Diluted	$0.11	$(0.04)

Weighted average number of shares:
Basic	189,541,166	187,815,614
Diluted	191,572,264	187,815,614

Dividends declared per share of common stock	$0.10	N/A

(1)         The consolidated financial statements for the three months ended March 31, 2015 represents NSAM’s results of operations following the spin-off of NorthStar Realty’s historical asset management business on June 30, 2014.  The three months ended March 31, 2014 represents a carve out of revenues and expenses attributable to NSAM related to NorthStar Realty’s historical asset management business. As a result, results of operations for the three months ended March 31, 2015 may not be comparable to NSAM’s results of operations reported for the prior period presented.

(2)         NSAM began earning fees on July 1, 2014, in connection with the management agreement with NorthStar Realty.

NorthStar Asset Management Group Inc.

Consolidated Balance Sheets

($ in thousands)

	March 31, 2015 (unaudited)	December 31, 2014

Assets
Cash	$53,623	$109,199
Restricted cash	4,610	3,190
Receivables, related parties	84,019	77,626
Investments in unconsolidated ventures	93,066	54,480
Other assets	16,533	19,374
Total assets	$251,851	$263,869

Liabilities
Accounts payable and accrued expenses	$24,161	$49,116
Commission payable	5,125	12,164
Other liabilities	1,207	841
Total liabilities	30,493	62,121
Commitments and contingencies
Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized, 4,213,156 and 3,738,314 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	42	37
Preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 193,850,102 and 192,947,856 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1,938	1,930
Additional paid-in capital	289,516	276,874
Retained earnings (accumulated deficit)	(75,057)	(77,093)
Total NorthStar Asset Management Group Inc. stockholders’ equity	216,439	201,748
Non-controlling interests	4,919	—
Total equity	221,358	201,748
Total liabilities and equity	$251,851	$263,869

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreement with NorthStar Realty are determined using NorthStar Realty’s CAD as a performance metric. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash, one time and certain non-recurring items.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interest attributable to our operating partnership and the following items: equity-based compensation, depreciation related items, foreign currency gains (losses), straight-line rent, adjustments for joint ventures, deferred tax (benefit) expense related to timing differences that will not reverse in the current year and transaction and other costs. In future periods, such adjustments may include amortization of deferred financing costs, impairment on goodwill and other intangible assets and other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.  These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

NSAM urges investors to carefully review the U.S. GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended March 31, 2015 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

Three Months Ended
March 31, 2015

Net income (loss) attributable to common stockholders	$21,768
Non-controlling interest attributable to the Operating Partnership	202

Adjustments:
Equity-based compensation (1)	13,618
Deferred tax (benefit) expense	(1,295)
Adjustment related to joint ventures (2)	3,286
Other (3)	1,187

CAD	$38,766

CAD per share (4)	$0.20

(1)         Includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the spin-off of NSAM, one-time grants of NSAM stock issued in connection with the spin-off of NSAM and annual grants of NSAM stock to certain employees.

(2)         Includes $1.0 million of equity-based compensation expense and $2.3 million of depreciation and amortization expense related to an unconsolidated venture.

(3)         Includes $0.5 million of depreciation and amortization, $0.1 million of straight-line rental expense, $0.3 million of transaction costs and $0.3 million of foreign currency related adjustments.

(4)         CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

NorthStar Realty Management Contract Details:

Pro forma Annual Base Management Fee	$200.5 million

Plus: After May 6, 2015:

(a)         1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NorthStar Realty;

•                  equity issued by NorthStar Realty in exchange or conversion of exchangeable notes based on the stock price at the date of issuance;

•                  any other issuances of NorthStar Realty common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NorthStar Realty in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

(b)         the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty LLC in excess of the $10 million minimum annual base amount.

(c)          the distributable cash flow from NorthStar Realty’s equity interest in Aerium Group in excess of the $10 million minimum annual base amount.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is in excess of $0.39 per share but less than $0.45 per share; plus

•                  the product of (a) 25% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is equal to or in excess of $0.45 per share;

•                  multiplied by the weighted average shares outstanding of NorthStar Realty for the calendar quarter.

In addition, NSAM will earn incentive fees from certain NorthStar Realty’s healthcare investments in connection with the long-term partnership, or the Healthcare Strategic Partnership, with James F. Flaherty III, the former Chairman and Chief Executive Officer of HCP, Inc., that was announced in January 2014.

Non-Traded REIT Management Contract Details (1):

Asset Management and Other Fees:	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR New York Metro(2)

Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets

Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investments	2.25% for real estate properties (1.00% of other investments)

Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)

Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return (3)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return

Expense Reimbursement:

Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)

(1)         NorthStar Corporate Income, Inc. confidentially submitted an initial registration statement on Form N-2 to the SEC, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2)         On February 9, 2015, the SEC declared effective NorthStar/RXR New York Metro’s registration statement on Form S-11 related to the initial public offering of up to $2.0 billion of its common stock. NorthStar/RXR New York Metro intends to operate as a public, non-traded REIT and is co-sponsored by NSAM and RXR Realty. Any asset management and other fees incurred by NorthStar/RXR New York Metro will be shared between NSAM and RXR Realty as co-sponsors. This information does not constitute an offer of any securities for sale.

(3)         The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; our ability to expand our operations internationally; our ability to manage assets outside of the commercial real estate industry; the performance of NorthStar Realty Finance Corp. (NorthStar Realty); the ability of our sponsored non-traded REITs to raise capital, in the maximum offering amount or at all; the timing of and ability to raise capital through follow-on offerings or new sponsored companies with RXR Realty, Och-Ziff Capital, including the anticipated $3.0 billion closed-end credit fund, or at all; NorthStar Realty’s ability to consummate the proposed European real estate business spin-off into a European public REIT (NorthStar Realty Europe) on the terms proposed or at all, including our ability to enter into a management agreement with NorthStar Realty Europe; our ability to earn any additional base management fees or incentive fees through management of NorthStar Realty, non-traded REITs, new sponsored companies, including NorthStar Realty Europe, or otherwise; whether second quarter 2015 fees from our managed companies will be approximately $30 million higher than in the first quarter, or higher at all; the size and timing of offerings or capital raises by NorthStar Realty; the stability of our base management fees and the impact of the timing of any liquidity events for our non-traded REITs; the diversity of our managed companies; our ability to source investment opportunities on behalf of our managed companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with James F. Flaherty III, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI and Island; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the scalability of NorthStar Realty’s investment platform, including its investments in private equity funds, healthcare real estate and commercial real estate loans; the diversification of NorthStar Realty’s portfolio; the anticipated strength and growth of our business, including expansion internationally; our liquidity and financial flexibility; our dividend yield; whether we repurchase any shares of our common stock and the terms of those repurchases, if any; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in domestic or international laws or regulations governing various aspects of our business and our managed companies, including the potential impact of rules recently proposed by the U.S. Department of Labor regarding fiduciary standards for brokers who are providing investment advice with respect to retirement plan assets and implementation of FINRA Rule 15-02 related to broker account statements; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772